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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Summit Design, Inc. of our report dated February 3, 1999, except as to Note 21, which is as of September 16, 1999 relating to the consolidated financial statements, and of our report dated February 3, 1999 relating to the financial statement schedule of Summit Design, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Portland, Oregon
February 11, 2000